EXHIBIT 3.2



                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            VICAR HOLDING CORPORATION

     The undersigned, William B. Mandel, the sole incorporator of Vicar Holding Corporation, (the "Corporation") a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify pursuant to Section 103 of the GCL:

     1. The name of the Corporation is Vicar Holding Corporation. The original Certificate of Incorporation was filed with the Secretary of State on March 29, 2000.

     2.   The Corporation has not received any payment for any of its stock.

     3. No directors were named in the Certificate of Incorporation and no directors were elected by the sole incorporator.

     4.   Article FIRST is amended to read in its entirety as follows:

               "FIRST: The name of the corporation is Vicar Operating, Inc."

     5. The foregoing amendment to the Corporation's Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 241 of the GCL.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment of Certificate of Incorporation this 30th day of March 2000.



                                                /S/ WILLIAM B. MANDEL
                                           ------------------------------------
                                             William B. Mandel, Incorporator